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                                                                   Exhibit 10.18

                          TANDEM COMPUTERS INCORPORATED

                                 1997 STOCK PLAN

 1.      Establishment, Purpose, and Definitions.

         (a) There is hereby adopted the 1997 Stock Plan (the "Plan") of TANDEM COMPUTERS INCORPORATED (the "Company").

         (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) can acquire common stock of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of Subsidiaries an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options under Section 422 of the Internal Revenue Code, as amended (referred to as "incentive stock options"), and employees (including officers and directors who are employees), directors who are not employees ("Non-Employee Directors"), independent contractors, and consultants of the Company and of Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 or 423 of the Internal Revenue Code (referred to as "nonqualified stock options"). The Plan also provides for the transfer or sale of Stock to eligible individuals in connection with the performance of services for the Company or Affiliates.

         (c) The term "Subsidiary" as used in the Plan means any corporation at least 50 percent of the voting stock of which is owned, directly or indirectly, by the Company. The term "Affiliates" refers to Subsidiaries and any entity which has a business relationship with the Company. The terms "Subsidiaries" and "Affiliates" include entities which become Subsidiaries or Affiliates after the adoption of the Plan.

2.       Administration of the Plan.

         (a) The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the compensation of the Committee shall satisfy:

                  (i) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                  (ii) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

              The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and
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                  may determine all terms of such Awards.

         (b) The Committee shall determine which eligible individuals (as defined in paragraph 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares for which an option or options shall be granted to an optionee. The Committee may establish a standard schedule of options to be granted automatically on an eligible individual's date of hire and date of promotion.

         (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

         (d) The Committee shall also determine which eligible individuals (as defined in paragraph 4, below) shall be issued Stock under the Plan, the timing of such grants, the terms thereof (including any restrictions), and the number of shares to be granted. The Stock shall be issued for such consideration as the Committee deems appropriate, including past services; provided, however, that such consideration shall have a fair market value at least equal to fifty percent (50%) of the fair market value of the Stock on the date of issuance. Stock issued subject to restrictions shall be evidenced by a written agreement (the "Restricted Stock Agreement"). The Committee may amend any Restricted Stock Agreement, but any amendment which would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

         (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all optionees.

         (f) Notwithstanding the foregoing, the Committee shall have no discretion as to certain grants to Non-Employee Directors pursuant to paragraph 7 below, including the Non- Employee Directors to whom options are to be granted, the timing of such grants, the number of shares subject to any such option, and the exercise price of any such option, which, in each case, shall be as provided pursuant to paragraph 7.

3.       Stock Subject to the Plan.

         (a) The number of shares of Stock available for the grant of options or the issuance of Stock under the Plan to eligible individuals shall be equal to the sum of (i) 1,115,000 shares plus (ii) the number of shares remaining available for issuance under the Tandem Computers Incorporated 1989 Stock Plan (the "Prior Plan") as of January 28, 1997. If an option granted under this Plan or the Prior Plan for any reason ceases to be exercisable in whole or in part (including options cancelled in exchange for new grants), the shares which were subject to such option but as to which the option had not been exercised shall continue to


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                  be available under this Plan. Shares of Stock repurchased by the Company pursuant to repurchase rights retained under this Plan or the Prior Plan and shares of Stock withheld by the Company under paragraph 12 to satisfy applicable tax obligations shall not be available for subsequent option grants or Stock issuances under this Plan.

         (b) In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend of more than two percent payable in shares of Stock, a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect of the price of shares of Stock, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the (i) the number of shares of Stock available for future grants under paragraph 3(a), above, (ii) the limitation set forth in paragraph 6(e), below, (iii) the number of shares of Stock covered by each outstanding option, (iv) the exercise price under each outstanding option and (v) the number of options to be granted to Non-Employee Directors under paragraph 7, below. Except as provided in this paragraph 3(b), a participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of Stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class.

         (c) In the event that the Company is a party to a merger or other reorganization, outstanding options and shares subject to a Restricted Stock Agreement shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding grants by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

4.       Eligible Individuals.

         Individuals who shall be eligible to have granted to them the options or Stock provided for by the Plan shall be such employees (including officers and directors who are bona fide employees), Non-Employee Directors, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Only employees of the Company or a Subsidiary shall be eligible to receive incentive stock options.

5.       The Option Price.

         (a) The exercise price of the Stock covered by each incentive stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. The exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Committee, but in no event shall such price be less than fifty percent (50%) of the per share fair market value of the Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or a Subsidiary, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in paragraph 3(b), above.





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         (b)      For purposes of paragraph 5(a) above and for all other
                  valuation purposes under the Plan, the fair market value per share of Stock on any relevant date shall be the closing selling price per share of Stock on the New York Stock Exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no reported sale of the Stock on the New York Stock Exchange on the date in question, then the fair market value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

6.       Terms and Conditions of Options.

         (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

         (b) The Committee shall determine the term of each option granted under the Plan which shall not be for more than ten years; provided, however, that in the case of an option granted to a person possessing more than ten percent of the combined voting power of the Company or a Subsidiary the term of each incentive stock option shall be for no more than five years.

         (c) The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan). If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

         (d) Notwithstanding any provision of the Plan to the contrary, the Stock Option Agreement evidencing options granted to an employee who is a "French Employee" (as that term is defined in Appendix A to the Plan) or a "Dutch Employee" (as that term is defined in Appendix B to the Plan) shall include the provisions set forth in Appendix A or B, respectively.

         (e) Options granted to any employee in a single fiscal year shall in no event cover more than 700,000 shares of stock, subject to adjustment in accordance with paragraph 3(b), above.

7.   Additional Terms and Conditions of Options Granted to Non-Employee
     Directors.

         (a) On February 15, 1996, each person who was a Non-Employee Director as of February 15, 1996 shall automatically receive an option for 15,000 shares of Stock. In addition, on February 15, 1996, each person who was both a Non-Employee Director and the chairman of the Audit Committee, the Compensation/Option Committee and/or the Nominating Committee as of February 15, 1996 shall automatically receive an option for 10,000 shares Stock with respect to each chairmanship.

         (b) On the date that a person first becomes a Non-Employee Director (other than a person who previously had been an employee) which occurs after February 15, 1996, such person shall automatically receive an option for 15,000 shares of Stock.

         (c) On the date that a Non-Employee Director first becomes the chairman of the Audit Committee, the Compensation/Option Committee and/or the Nominating Committee which occurs after February 15, 1996, such Non-Employee Director shall automatically receive an option for 10,000 shares of Stock with respect to each chairmanship.



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         (d)      Each option granted to Non-Employee Directors pursuant to the
                  Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

         (e) The term of each option granted to Non-Employee Directors pursuant to the Plan shall be ten years.

         (f) The exercise price of the Stock covered by each option granted to Non-Employee Directors pursuant to the Plan shall be equal to the per share fair value of such Stock on the date the option is granted.

         (g) On the date that a Non-Employee Director ceases to be a member of the Board for any reason (the "Cessation Date"), all unexercisable options held by the Non-Employee Director as of the Cessation Date shall immediately terminate and all exercisable options held by the Non-Employee Director as of the Cessation Date shall terminate at the earlier of (i) the end of the 12-month period following the Cessation Date or
                  (ii) the date the option would otherwise expire, pursuant to paragraph 7(e), above. Notwithstanding the foregoing, an option granted to a Non-Employee Director pursuant to the Plan within the six-month period that ends on the Cessation Date shall automatically and immediately terminate on the Cessation Date.

         (h) The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan).

8.       Use of Proceeds.

         Any cash proceeds realized from the sale of Stock pursuant to options granted or Stock issued under the Plan shall constitute general funds of the Company.

9.       Amendment, Suspension or Termination of the Plan.

         (a) The Board or the Committee may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in paragraph 3(b), above, the Board or the Committee shall not amend the Plan without the consent of stockholders to the extent required by applicable law, regulation or rule.

         (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate on February 15, 2006 unless previously terminated by the Board pursuant to this paragraph 9.

10.      Assignability.

         Each option granted pursuant to the Plan shall, during the optionee's lifetime, be exercisable only by him, and neither the option nor any right thereunder shall be transferable by the optionee by operation of law or otherwise, other than by will or the laws of descent and distribution. Stock subject to a Restricted Stock Agreement shall be transferable only as provided in such Agreement.

11.      Payment Upon Exercise.


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         Payment of the purchase price upon exercise of any option granted under this Plan shall be made (i) in cash, (ii) with shares of Stock owned by the optionee, (iii) by delivery of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock, (iv) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Committee in its discretion determines appropriate, or (v) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

12.      Withholding of Shares.

         To the extent permitted by the option agreement, an optionee may satisfy federal, state and local tax obligations incident to the exercise of stock options under the Plan, or other purchase or receipt of Stock under the Plan, with shares of the Company's Common Stock (whether acquired through exercise of a stock option or otherwise).

13.      Restrictions on Transfer of Shares.

         The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem advisable.

14.      Stockholder Approval.

         This Plan shall become effective upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, Stock shall not be issued pursuant to the Plan (whether or not for consideration) and no option shall be exercisable.

15.      Change in Control.

         Upon the actual consummation of a Change in Control, all outstanding repurchase rights of the Company shall automatically expire and cease to have effect with respect to any and all shares of Stock purchased under the Plan. Upon the actual consummation of a Change in Control, all outstanding options shall immediately become exercisable in full. The foregoing not withstanding, the Board may otherwise provide in connection with such Change in Control or any attempt to effect such Change in Control.

         For purposes of applying the vesting acceleration provisions of this paragraph 15, the following provisions shall be controlling:

         A "Change in Control" shall be deemed to be effected upon:

         (i) the acquisition by any Person, other than the Company or one or more persons controlling, controlled by or under common control with the Company, of bene ficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of eighty-five percent (85%) or more of the Company's outstanding voting securities pursuant to a transaction which the


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                  majority of the Continuing Directors does not at any time
                  recommend the Company's stockholders to accept or approve, or

         (ii) a change in the composition of the Board over any period of thirty-six (36) consecutive months or less such that a majority of the Board members (determined by rounding up the next whole number) cease to be comprised of individuals who either (A) were Continuing Directors at the start of such period or (B) were elected or nominated for election as Board members during such period by at least a majority of the Continuing Directors in office at the time such election or nomination was approved by the Board.

         Continuing Director shall mean any member of the Board who has served continuously as such Board member from and before the commencement of the transaction resulting in the Change in Control.

         Person shall mean any individual, firm, partnership, corporation or other entity and shall include any successor of such entity and all Affiliates, Associates and Subsidiaries (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of such entity.

         The 85% test in subparagraph (i) of the Change in Control definition shall be measured at the time the transaction resulting in the Change in Control first commences, and there shall be excluded from such calculation, to the extent provided pursuant to Section 203 (or any successor provision) of the Delaware General Corporation Law, shares owned by (i) persons who are both officers and directors of the Company and (ii) employee stock plans in which employee-participants do not have the right to determine confidentially whether shares held subject to the plan are to be tendered in a tender or exchange offer.



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                                   APPENDIX A

                        OPTION GRANTS TO FRENCH EMPLOYEES

         This Appendix A to the Tandem Computers Incorporated 1997 Stock Plan (the "Plan") sets forth special rules under which options shall be granted to individuals who are employees of Tandem Computers Europe Incorporated or of a Tandem Subsidiary in France (collectively referred to as the "French Companies") and whose salary is paid in French currency on the date of the grant. To the extent the rules in this Appendix A are not consistent with the provisions of the Plan, this Appendix A shall govern. To the extent that there is no inconsistency between the provisions of the Plan and this Appendix A, the provisions of the Plan shall govern.

         1. ELIGIBILITY. Options shall not be granted to French Employees possessing shares representing ten percent (10%) or more of Tandem's capital stock.

         2. VESTING. Options granted shall vest daily over a four-year period that begins on the effective date of the option and ends on the earlier of (i) the fourth (4th) anniversary of the effective date or (ii) the date the French Employee terminates employment with the French Companies.

         3. OPTION PRICE. The purchase price of the shares of stock covered by an option shall not be less than eighty percent (80%) of the closing stock price on the NYSE, averaged over a period of twenty (20) consecutive trading days ending on the date of grant. The option price shall not be changed and shall be adjusted only upon the occurrence of the events specified under the July 24, 1966 corporate law, section 208-5, in accordance with French law.

         4.       EXERCISE OF OPTIONS.

                  (a) When Exercisable. An option cannot be exercised by a French Employee unless it is vested pursuant to paragraph 2 above.

                  (b) Death. Upon the death of a French Employee, his or her options shall remain exercisable for a period of six (6) months following the date of death to the extent that such options were vested pursuant to paragraph 2 above on the date of death.

                  (c) Method of Exercise. An option is exercisable by a French Employee upon written notice to Tandem. This written notice must state the number of shares being exercised and must be accompanied by full payment for the stock being purchased. Payment may be in the form of cash, check or money order.

         5.       TERM OF PLAN.

                  No options with respect to treasury shares shall be granted to French Employees more than five (5) years after the date when the stockholders of Tandem approve the Plan.

         6.       DEFINITIONS.

                  (a) "French Employee" shall mean an individual who is an employee of Tandem Computers Europe Incorporated or of a Tandem Subsidiary or Affiliate, in France, and whose salary is paid in French currency on the date the option is granted.

                  (b) "Tandem Subsidiary" shall mean a company in which Tandem has a fifty percent



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                           (50%) or greater equity interest, directly or
                           indirectly, or a corporation of which Tandem owns fifty percent (50%) or more of the voting shares, either directly or indirectly.

                  (c) "Tandem Affiliate" shall mean a company with which Tandem has a business relationship.



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                                   APPENDIX B

                        OPTION GRANTS TO DUTCH EMPLOYEES

         This Appendix B to the Tandem Computers Incorporated 1997 Stock Plan (the "Plan") sets forth special rules under which options shall be granted to individuals who are employees of Tandem Computers Europe Incorporated or a Tandem Subsidiary in The Netherlands (collectively referred to as the "Dutch Companies") whose salary is paid in Dutch currency on the date of grant. To the extent the rules in this Appendix B are not consistent with the provisions of the Plan, this Appendix B shall govern.

 To the extent that there is no inconsistency between the provisions of the Plan and this Appendix B, the provisions of the Plan shall govern.

         1. VESTING. Options granted to a Dutch Employee will vest immediately upon grant.

         2. RIGHT OF REPURCHASE. If a Dutch Employee ceases to be employed by the Dutch Companies before the fourth anniversary of the Effective Date, Tandem shall have the right to repurchase a limited number of shares from the Dutch Employee. The repurchase price shall be the option price. The number of shares to which this right of repurchase applies shall be determined according to the following formula:

         (Total Number of Shares Purchased) minus [(Total Number of Shares Under Option) x (Number of Days of Continuous Employment Following the Effective Date) x (0.000685)]

         3. EXERCISE OF OPTIONS. An option granted to a Dutch Employee cannot be exercised after the fifth anniversary of the date of grant.

         4.       DEFINITIONS.

                  (a) "Dutch Employee" shall mean an individual who is an employee of Tandem Computers Europe Incorporated or of a Tandem Subsidiary or Affiliate, in the Netherlands, and whose salary is paid in Dutch currency on the date the option is granted.

                  (b) "Tandem Subsidiary" shall mean a company in which Tandem has a 50 percent equity interest, directly or indirectly or a corporation of which Tandem owns 50 percent or more of the voting shares, either directly or indirectly.

                  (c) "Tandem Affiliate" shall mean a company with which Tandem has a business relationship.


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